EXHIBIT 21


                    SUBSIDIARIES OF PSI RESOURCES, INC.


           COMPANY                              STATE OF INCORPORATION

PSI Energy, Inc.                                        Indiana

     PSI Energy Argentina, Inc.                         Indiana


PSI Investments, Inc.

     Power Equipment Supply Company                     Indiana

     Wholesale Power Services, Inc.                     Indiana


PSI Recycling                                           Indiana


PSI Argentina, Inc.

     Costanera Power Corp.                              Indiana

     Energy Services Inc. of Buenos Aires               Indiana